EXHIBIT 99.1

                        Contacts:         Kristin Mulvihill Southey
                                          Vice President, Investor Relations
                                          (310) 255-2635
                                          ksouthey@activision.com

                                          Maryanne Lataif
                                          Vice President, Corporate
                                            Communications
                                          (310) 255-2704
                                          mlataif@activision.com


FOR IMMEDIATE RELEASE


              ACTIVISION FURTHER STRENGTHENS SENIOR MANAGEMENT TEAM

          Michael Griffith Named President and Chief Executive Officer,
                           Activision Publishing, Inc.

          Ron Doornink Appointed Chairman, Activision Publishing, Inc.

Santa Monica, CA - June 16, 2005 -- Further strengthening the senior management team of Activision, Inc.'s (Nasdaq: ATVI) Publishing unit, Michael Griffith was named President and Chief Executive Officer and Ron Doornink appointed Chairman. The announcement was made today by Robert Kotick, Chairman and CEO of Activision, Inc.

A 24-year veteran of Procter & Gamble, Griffith, age 48, brings an exceptionally well-balanced blend of management leadership and sales and marketing experience to Activision Publishing. Most recently, as President of the Global Beverage Division, a global organization with 3,800 employees, Griffith rebalanced Procter & Gamble's beverage brand portfolio expanding the division's operating margins while achieving market share growth.

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As President and Chief Executive Officer, Griffith will assume responsibility for Activision Publishing's operational management including its studio, publishing and corporate activities.

Doornink has served as Chief Executive Officer of Activision Publishing, Inc. since March 2002. Prior to this, he served as President and Chief Operating Officer of the company since October 1998. In his new role, Doornink will continue to provide direction in planning Activision's growth strategies.

Robert Kotick will continue to serve as Chairman of the Board and Chief Executive Officer of Activision, Inc. and Brian Kelly will remain Co-Chairman of Activision, Inc. As they have for the past 14 years, Kotick and Kelly will focus their attention on the company's strategic direction, corporate governance and maximizing its long-term financial performance.

In making today's announcement, Kotick said, "Since 1991, Activision has grown into a $1.4 billion company with record earnings. As we further expand into new geographies and product categories and capitalize on the numerous opportunities provided by the introduction of new platforms and distribution avenues, Mike's track record of building global brands, managing large and complex organizations and successfully improving operating performance during his various assignments at Procter & Gamble will help us to achieve our ambitious plans."

Kotick added, "Ron Doornink has been integral to building Activision's market leadership over the past seven years. In this new role, Ron will continue to provide us with guidance and leadership as the company continues to grow."

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Ron Doornink, Chairman of Activision Publishing, Inc. and member of the company's Board of Directors, said, "Having worked with Mike for over a decade at Procter & Gamble, I have witnessed his skill in building businesses and leading high-performing teams. His addition to Activision's senior management team directly reflects the company's commitment to future growth and enhancing shareholder value."

"I am very impressed with everything that Activision has accomplished and yet I see tremendous additional upside opportunity for both sales and margin expansion as the industry grows and evolves," said Griffith. "I'm excited to be part of the company's next stage of growth."

Prior to joining Activision, Griffith served as President of Global Beverages at Procter & Gamble. In this key leadership role, he was responsible for driving operating margin expansion while achieving market share growth through a strong emphasis on brand equity, product innovation and international expansion.

In addition, Griffith ran Procter & Gamble's Fabric & Home Care business in Asia and has held a number of key brand management, sales marketing and general management assignments globally on some of Procter and Gamble's most important brands.

Griffith holds a B.A. degree in mathematics, computer science and economics from Albion College and an MBA in finance & strategic planning from the University of Michigan.

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Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $1.4 billion for the fiscal year ended March 31, 2005.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia, Spain and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.

The statements made in this press release that are not historical facts are "forward-looking statements". These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The Company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities. These important factors and other factors that potentially could affect the Company's financial results are described in our filings with the Securities and Exchange Commission, including the Company's most recent Annual report on Form 10-K and Quarterly Report on Form 10-Q. Readers of this press release are referred to such filings. The Company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company's assumptions or otherwise. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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